                                                                    EXHIBIT 10.1



                            DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN



                                  Prepared by:

                                Kelly M. Hayes
                             Keywell and Rosenfeld
                      2301 W. Big Beaver Road, Suite 600
                             Troy, Michigan 48084
                                (810) 649-3200

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
ARTICLE I
PURPOSE...............................................................        1
-------

ARTICLE II
DEFINITIONS...........................................................        2
-----------

ARTICLE III
ELIGIBILITY AND PARTICIPATION.........................................        4
-----------------------------
     3.1    Eligibility...............................................        4
     3.2    Commencement of Participation.............................        4
     3.3    Termination of Participation..............................        4

ARTICLE IV
BENEFITS OFFERED UNDER THIS PLAN......................................        5
--------------------------------

ARTICLE V
FUNDING...............................................................        6
-------
     5.1    Funding from General Assets...............................        6
     5.2    Participant Accounts......................................        6

ARTICLE VI
DISTRIBUTION PROCEDURES...............................................        7
-----------------------

ARTICLE VII
DEFERRAL ELECTIONS....................................................        8
------------------
     7.1    Election Procedure........................................        8
     7.2    Earnings on Deferred Amounts..............................        8

ARTICLE VIII
VESTING...............................................................        9
-------

ARTICLE IX
ADMINISTRATION........................................................       10
--------------
     9.1   Plan Administration........................................       10
     9.2   Discretionary Authority of Plan Administrator..............       10
     9.3   Employment of Advisors.....................................       11
     9.4   Delegation to Officers or Employees........................       11

ARTICLE X
CLAIMS AND APPEALS....................................................       12
------------------

ARTICLE XI
AMENDMENT.............................................................       14
---------

ARTICLE XII
MISCELLANEOUS PROVISIONS..............................................       15
------------------------
     12.1   Indemnification for Liability.............................       15
     12.2   Not an Employment Contract................................       16
     12.3   No liability for Elections................................       16
     12.4   Construction of Plan......................................       16
     12.5   Severability..............................................       16
     12.6   Fiscal Records and Reports................................       16
     12.7   Headings..................................................       17
     12.8   No Vested Interest........................................       17
     12.9   Limit on Liability........................................       17
     12.10  Anti-Alienation...........................................       17

                            DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN
                          ---------------------------


                                   ARTICLE I

                                    PURPOSE
                                    -------

          Dow Corning Corporation hereby establishes this Executive Compensation Plan for the benefit of its Eligible Employees. The purpose of this Plan is to provide Eligible Employees with an annual variable pay component based on individual and corporate performance measures which the Participant can influence.

                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context. Pronouns shall be interpreted so that the masculine pronoun shall include in the feminine and the singular shall include the plural:

          2.0 "Adjusted Profit After Tax" means the Employer's profit after tax adjusted for material and publicly disclosed gains or losses as a result of accounting rule changes, acquisitions and divestitures, and other significant special charges.

          2.1  "Board" means the Board of Directors of Dow Corning Corporation.

          2.2 "Corporation" means Dow Corning Corporation and any other business organization which succeeds to its business and elects to continue this Plan, or any other related entity which adopts this Plan with the consent of the Board.

          2.3  "Effective Date" means January 1, 1994.

          2.4 "Eligible Employee" means any Employee who meets the requirements of Section 3.1.

          2.5 "Employee" means any person engaged by the Corporation to perform personal services in an Employer/Employee relationship who received compensation from the Corporation. The term "Employee" shall not include the following:

               a.   All leased Employees;

               b. Any person represented by a labor organization having a Collective Bargaining Agreement with the Employer; and

               c. Any person participating in a student employment program, or coop program, as those terms are defined in the Corporation's personnel policies or any person who is on leave or vacation from another Employer.

          2.6 "ERISA" means the Employee Retirement Income Security Act of 1974 and all amendments thereto.

          2.7 "Participant" means any Eligible Employee who has met the conditions for participation set forth in Article III.

          2.8 "Plan" means the Dow Corning Corporation Executive Compensation Plan as set forth herein, together with any and all amendments and supplements hereto.

          2.9 "Plan Administrator" means the Corporation or any individual or entity designated by the Corporation.

          2.10 "Plan Year" means each twelve (12) month period commencing on January 1st and ending on the following December 31st.

                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

          3.1 Eligibility. Only those Employees who occupy executive level management positions and are selected annually by approval of the Board (or a committee designated by the Board) shall be allowed to participate in this Plan.

          3.2 Commencement of Participation. Participants are notified by the Chief Executive Officer of the Corporation in December of the year prior to the first day of the Plan Year in which they will participate.

          3.3 Termination of Participation. A Participant will cease participation in this Plan as of the earlier of the following dates:

               a.   The termination of the Plan;

               b. The termination of Participant's employment with the Corporation; or

               c. When the Participant is transferred out of a participating position. If the Participant's termination of participation occurs as a result of this subparagraph c, the Participant will cease participating in the Plan at the end of the Plan Year in which the Participant is transferred out of his participating position.

                                  ARTICLE IV

                       BENEFITS OFFERED UNDER THIS PLAN
                       --------------------------------

          The benefits offered under this Plan are those listed on Schedule A attached hereto and incorporated herein by reference. The Corporation reserves the right to amend Schedule A at any time.

                                   ARTICLE V

                                    FUNDING
                                    -------

          5.1 Funding from General Assets. All contributions to this Plan shall be from the general assets of the Corporation. Funds invested hereunder shall continue for all purposes to be part of the general funds of the Corporation, and no person other than the Corporation shall, by virtue of the provisions of this Plan, have any interest in such funds. To the extent that any person acquires a right to receive payments from the Corporation under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          5.2 Participant Accounts. The establishment of Accounts for Participants are for the recordkeeping convenience of the Corporation. Such Accounts shall not result in any amounts being made available to the Participant or otherwise set aside for the Participant in a funded Plan within the meaning of Part 3 of ERISA. The Corporation, in its sole discretion, may establish a Grantor Trust or other form of escrow for purposes of setting aside such amounts. Provided, however, such amounts shall continue to represent the general assets of the Corporation and shall be subject to the claims of the Corporation's general creditors.

                                  ARTICLE VI

                            DISTRIBUTION PROCEDURES
                            -----------------------

          The distribution of benefits under this Plan shall be pursuant to the provisions set forth on Schedule B attached hereto and incorporated herein by reference. The Corporation reserves the right to amend Schedule B at any time.

                                  ARTICLE VII

                              DEFERRAL ELECTIONS
                              ------------------

          7.1 Election Procedure. Each Participant shall be entitled to make an irrevocable election to defer receipt of any whole percentage of the amount that would otherwise be awarded and payable by the Corporation to the Participant for any particular Plan Year. Said election must be made prior to January 1st of the Plan Year in which the services are performed by the Participant which result in the benefit accruing under this Plan. Said election shall also indicate the future year in which the deferred amount will be payable to the Participant.

          7.2  Earnings on Deferred Amounts. Any amounts deferred pursuant to
Section 7.1 shall be increased quarterly at a rate coinciding with the rate of three month commercial paper (See Business Week, "Money Market Rates" Section) effective as of the first week of each calendar quarter. At the end of the deferral period noted above, the deferred amount and any interest earned thereon shall be paid to the Participant. In the event of the Participants separation from service with the Corporation (not including retirement), or the death of the Participant during the deferral period noted above, the deferred amount and interest earned thereon shall be paid as soon as administratively feasible to the Participant or to the Participant's designated beneficiary.

                                 ARTICLE VIII

                                    VESTING
                                    -------

          There are no vesting provisions under this Plan.

                                  ARTICLE IX

                                ADMINISTRATION
                                --------------

          9.1 Plan Administration. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan and to construe and interpret its terms. The Plan Administrator shall decide all questions of eligibility to participate under the Plan and shall determine the amount, manner and time of payment of any benefit under the Plan and, in the exercise of its discretion hereunder, the decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator may delegate responsibilities for the operation and administration of the Plan. The Plan Administrator shall have the authority to determine the Plan's policies.

          9.2 Discretionary Authority of Plan Administrator. The Plan Administrator shall have any and all power and authority (including discretion with respect to the exercise of that power and authority) which shall be necessary, properly advisable, desirable or convenient to enable it to carry out its duties under the Plan. By way of illustration and not limitation, the Plan Administrator is empowered and authorized to make rules and regulations in respect of the Plan not inconsistent with the Plan, the Code or ERISA; to determine, consistently therewith, all questions that may arise as to the eligibility, benefits, status and right of any person claiming benefits under the Plan, including (without limitation) Participants, former Participants, surviving spouses of Participants and beneficiaries; and subject to and consistent with ERISA, to construe and interpret the Plan and correct any defect, supply any omissions or reconcile any inconsistencies in the Plan, such action to be final and conclusive on all persons claiming benefits under the Plan.

          9.3 Employment of Advisors. The Corporation shall have the authority to employ such legal, accounting, and financial counsel and advisers, as it shall deem necessary in connection with the performance of its duties under the Plan, and to act in accordance with the advice of such counsel and advisers. Except as otherwise provided in the Plan, the fees and expenses of such counsel and advisers shall be paid by the Corporation.

          9.4 Delegation to Officers or Employees. The Corporation shall have the power to delegate its duties under this Plan to officers or employees of the Corporation and to other persons, all of whom, if employees of the Corporation, shall serve without compensation other than their regular renumeration from the Corporation.

                                   ARTICLE X

                               CLAIMS AND APPEALS
                               ------------------

          If any Participant shall dispute the correctness or applicability to such Participant of a calculation of the Participants benefits under this Plan or the applicability of any rule, procedure or regulation as applied to such Participant, or if any Employee shall dispute or question a determination concerning such Employee's right to participate under the Plan, such person shall be entitled to make a written claim for review and determination of such questions to the Plan Administrator. If a claim is wholly or partially denied, the Plan Administrator shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, provide to the claimant written notice setting forth in a manner calculated to be understood by the claimant:

               (a)  The specific reason or reasons for denial;

               (b) Specific reference to the pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (d)  An explanation of the Plan's claim review procedure.

          A Participant whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Plan Administrator, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Plan Administrator within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Plan Administrator shall be made promptly, and not later than sixty (60) days after the Plan Administrator's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent Plan provision on which the decision is based, and be written in a manner calculated to be understood by the claimant.

                                   ARTICLE XI

                                   AMENDMENT
                                   ---------

          The Corporation reserves the right to amend, modify or terminate this Plan. This Plan may also be amended by an individual or individuals designated by the Board as having authority to amend this Plan. This Plan may be terminated at any time by the Corporation. The Corporation makes no promise to continue this Plan in the future.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

          12.1 Indemnification for Liability. The Corporation shall, to the full extent permitted by applicable state and federal law, indemnify any board member, officer or employee of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be solely in the interest of the Participants and beneficiaries of the Plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided further that:

                 (a) A person who discharges his duties with respect to the Plan in a manner which he believes to be solely in the interest of its Participants and beneficiaries shall be deemed to have acted in a manner which he reasonably believes to be in (or not opposed to) the best interest of the Corporation;

                 (b) This indemnification shall continue as to a person who has ceased to be a director, officer, or employee and shall inure to the benefit of the heirs, executors and administrators of such person;

                 (c) The Corp oration may retain such accountants, counsel or other specialists as it deems necessary or desirable in connection with the administration of the Plan and any beneficiary of this indemnity shall be entitled to rely conclusively upon, and shall be fully protected and indemnified in any action taken in good faith reliance upon any opinions or reports furnished to it in writing by such accountants, counsel or other specialists.

          12.2 Not an Employment Contract. The establishment of the Plan, the creation of any account, or the payment of any benefit does not create in any Employee, Participant or other party a right to continuing employment with the Corporation.

          12.3 No liability for Elections. The Corporation shall not be liable for any Participant's election under the Plan, nor shall the Corporation be deemed to have made any representations as to the value with respect to any Participant of any benefit offered under the Plan.

          12.4 Construction of Plan. This Plan shall be construed, administered and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of Michigan.

          12.5 Severability. Should any part of the Plan subsequently be invalidated by a court of competent jurisdiction, the remainder thereof shall be given effect to the maximum extent possible.

          12.6 Fiscal Records and Reports. The fiscal records of the Plan are to be maintained on the basis of the Plan Year. The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with the terms of the Plan relating to Participant records which are maintained under this Plan.

          12.7 Headings. The headings contained in the Plan are for reference only, and they do not in any manner limit or expand the terms and provisions of the Plan.

          12.8 No Vested Interest. Except for the right to receive any benefit payable under the Plan, no person shall have any right, title or interest in or to the assets of the Corporation because of the Plan.

          12.9 Limit on Liability. Nothing contained in the Plan shall impose on the Corporation, or any board members, officers or employees of the Corporation any liability for the payment of benefits under this Plan other than liabilities resulting from willful neglect or fraud. The liability of the Corporation for benefits shall be limited to the benefits provided under the Plan. Persons entitled to benefits under the Plan shall look only to the Corporation for payment.

          12.10 Anti-Alienation. To the extent permitted by law, the right of any Participant or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or beneficiary; and any such benefit or payment shall not be subject to anticipation, alienation, sale, transfer, assignment, or encumbrance.

          IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed in its name and behalf effective January 1, 1994.

                                                  DOW CORNING CORPORATION


                                                  ______________________________
                                                  By:  Richard A. Hazleton
                                                  Its: Chairman of the Board and
                                                       Chief Executive Officer

                            DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN
                          ---------------------------

                               SCHEDULE A  (1994)

PROGRAM DESIGN

Target award levels are established as a percent of base salary to provide competitive pay opportunities based on the Employer's performance. The 1994 ECP is structured with two components:

     Corporate Component (A)
     -----------------------

     A corporate component which rewards for profit growth. For each 1 percent of growth over 1993 Adjusted Profit After Tax, the Participant will receive 4 percent of the target award level.

     Individual Component (B)
     ------------------------

     An individual component which rewards for achievement of established goals. The actual payout is determined by the Participant's manager and can be up to an additional 25% of the target award level.

The total earned under this Plan for the 1994 Plan Year is the sum of A + B.

DEFERRAL OPTION

A Participant may elect to defer all or a portion of the ECP payout. The election to defer must be made by December 31, 1993 and is irrevocable. The deferred compensation will be a general liability of the Employer and will earn interest quarterly at money market rates as of the first week of each calendar quarter.

                            DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN
                          ---------------------------

                               SCHEDULE A  (1995)

PROGRAM DESIGN

Target award levels are established as a percent of base salary to provide competitive pay opportunities based on the Employer's performance. The 1995 ECP is structured with two components:

     Corporate Component (A)
     -----------------------

     A corporate component which rewards for profit growth. For each 1 percent of growth over 1994 Adjusted Profit After Tax, the Participant will receive
     5.5 percent of the target award level.

     Individual Component (B)
     ------------------------

     An individual component which rewards for achievement of established goals. The actual payout is determined by the Participant's manager and can be up to an additional 25% of the target award level.

The total earned under this Plan for the 1995 Plan Year is the sum of A + B.

DEFERRAL OPTION

A Participant may elect to defer all or a portion of the ECP payout. The election to defer must be made by December 31, 1994 and is irrevocable. The deferred compensation will be a general liability of the Employer and will earn interest quarterly at money market rates as of the first week of each calendar quarter.

                            DOW CORNING CORPORATION

                          EXECUTIVE COMPENSATION PLAN
                          ---------------------------


                                   SCHEDULE B


All distributions under this Plan shall be in cash and shall occur by the end of the first quarter of the following Plan Year. Said distributions shall be based on the Participant's earnings under this Plan for the prior Plan Year, plus any deferred amounts that become due and payable, less any amounts from the prior Plan Year that the Participant has elected to defer until future years.

                                  EXHIBIT A


1998 Executive Compensation Plan (ECP)

PURPOSE

The purpose of the Executive Compensation Plan (ECP) is to provide an annual variable pay component based on individual, team, and corporate performance measures which the executive can influence.

PARTICIPANTS

Participation is limited to a select group of executives who have significant impact on corporate performance. Participants are selected annually by the Chairman and Chief Executive Officer and approved by the Executive Committee of the Board of Directors.

PLAN DESIGN

Target award levels are established as a percent of base salary to provide competitive pay opportunities based on company performance. The 1998 ECP is structured not only to reward for Adjusted PAT growth and individual performance, but also for a successful SAP implementation.

 .    If SAP software implementation is successful:

     - For each 1% growth in Adjusted PAT for the first 6% of growth, the participant will earn 13% of the Corporate Performance Target Award.

     - For each 1% growth in Adjusted PAT over 6%, the participant will earn an additional 10% of the Corporate Performance Target Award.

 .    If SAP software implementation is NOT successful:

     - For each 1% growth in Adjusted PAT, the participant will earn 10% of the Corporate Performance Target Award.

 .    The individual performance component rewards for achievement of established goals.

     The actual payout is determined by the participant's manager.

INDIVIDUAL GOAL SETTING PROCESS

 .    Goals should be set according to principles of the performance improvement process (PIP) and be aligned with team and corporate goals.

 .    Goals will be mutually agreed to by the participant and manager. The next level manager will review goals and results for alignment and consistency.

 .    Goals should be accomplished by the participant within a specified time period.

 .    Goals should impact area and global operating results.

                                   EXHIBIT A


DEFERRAL OPTION

A USD-paid participant may elect to defer all or a portion of the ECP payout. The election to defer must be made by December 31, 1997 and is irrevocable. The deferred compensation will be a general liability of the corporation and will earn interest quarterly at money market rates as of the first week of each calendar quarter.

GSP Participants: Please reference GSP pamphlet regarding the Annual Bonus
----------------
Deferral.

                                   EXHIBIT A

1998 ECP Corporate Performance Structure


If SAP Software Implementation is successful:
---------------------------------------------

For the first 6% of Adjusted PAT growth:

 . For each 1% growth in Adjusted PAT, the participant will earn 13% of the Corporate Performance Target Award.

If the Adjusted PAT growth exceeds 6%:

 . For each 1% growth in Adjusted PAT over 6%, the participant will earn an additional 10% of the Corporate performance Target Award.

If SAP Software Implementation is NOT successful

 . For each 1% growth in Adjusted PAT, the participant will earn 10% of the Corporate Performance Target Award.

                                   EXHIBIT A

ECP Payout Calculation


The formula for calculating the ECP payout is:

          CORPORATE            SPECIFIED
             PAT        X    PROFIT GROWTH  =     A
           GROWTH              FACTOR(s)

                        CORPORATE
          A   X        PERFORMANCE          =     B

          B   +   INDIVIDUAL PERFORMANCE    =     C

                         ACTUAL
          C   X           BASE       =      ECP PAYOUT
                                            ----------
                        EARNINGS